Exhibit 99.1

FreightCar America, Inc. Announces Appointment of Nicholas J. Randall as Chief Operating Officer

Company adds to its executive leadership team as it continues to grow and focus on delivering superior manufacturing excellence and customer satisfaction

CHICAGO, May 18, 2023 -- FreightCar America, Inc. (Nasdaq: RAIL) (“FreightCar America” or the “Company”), a diversified manufacturer of railroad freight cars, announced today the appointment of Nicholas J. Randall as the Company’s Chief Operating Officer (COO), effective June 26, 2023. Randall will report to James R. Meyer, President and Chief Executive Officer.

“I am thrilled to welcome Nick to the FreightCar America team as our Chief Operating Officer. He is an accomplished business leader with deep and global experience in the heavy durable industrial and consumer industries. He brings a proven track record of growing companies by driving success through operational excellence and customer satisfaction,” said Jim Meyer. “He is a results driven executive and the perfect addition to the team as we continue to grow and prepare for the next steps of our Company’s future.”

Mr. Randall added, “I am extremely pleased to join the FreightCar America team at this very exciting time. The Company has accomplished an extraordinary transformation and is now positioning itself for growth. I look forward to the opportunity to further differentiate FreightCar America’s position as the preferred, best-in-class railcar manufacturer and in helping the Company grow.”

Randall has over 20 years of global experience working in, and leading, engineering and manufacturing operations at world class companies. He currently leads a division of aerospace company Precision Castparts Corporation (PCC), part of Berkshire Hathaway Inc., and previously held senior positions at Alcoa and Jaguar & Land Rover Vehicles.

Randall holds a Bachelor of Engineering, Manufacturing Systems Engineering from Liverpool John Moores University, U.K.

About FreightCar America

FreightCar America is a diversified manufacturer of railroad freight cars and aftermarket parts. The Company designs and builds a broad portfolio of high-quality railcars including open top hoppers, covered hoppers, articulated intermodal flat and well cars, specialty and non-intermodal flat cars, mill, aggregate, and woodchip gondolas, coil steel cars, box cars and coal cars. The Company also specializes in the conversion of railcars for repurposed use, along with complete railcar rebody and repair services. FreightCar America is headquartered in Chicago, Illinois, with facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. For more information on the Company, visit www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; risks relating to the potential financial and operational impacts of the COVID-19 pandemic; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR/MEDIA CONTACT Lisa Fortuna or Stephen Poe

E-MAIL RAIL@alpha-ir.com

TELEPHONE 312-445-2870